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                                                                    Exhibit 10.3


                           EMPLOYEE BENEFITS AGREEMENT

                                  BY AND AMONG

                              ABBOTT LABORATORIES,

                        TAP PHARMACEUTICAL PRODUCTS INC.


                                       AND


                                  HOSPIRA, INC.


                                      DATED


                                 ________, 2004


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                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
Article 1 Definitions...............................................................4

Article 2 General Principles........................................................9

2.1        Allocation of Liabilities................................................9

2.2        Employment with Hospira.................................................11

2.3        Establishment of Hospira Plans..........................................13

2.4        Restrictions on Employment..............................................14

2.5        Post-Distribution Transferred Employees and Hospira Requested
                Employees..........................................................14

Article 3 Collective Bargaining Agreements and Union Matters.......................15

Article 4 U.S. Qualified and Non-Qualified Retirement Plans........................15

4.1        Annuity Retirement Plan.................................................15

4.2        Stock Retirement Plan...................................................18

4.3        Faultless Rubber Plan...................................................20

4.4        Ashland 401(k) Plan.....................................................20

4.5        Supplemental Pension Plan...............................................21

4.6        Abbott Supplemental 401(k) Plan.........................................22

Article 5 Non-U.S. Retirement Plans................................................22

5.1        Canadian Pension Plan...................................................22

5.2        Irish Pension Plans.....................................................23

5.3        Overseas Managers' Pension Plan.........................................23

5.4        Other Non-U.S. Retirement Plans.........................................24

Article 6 Welfare and Fringe Benefit Plans.........................................24

6.1        Severance Compensation and Benefits.....................................24

6.2        Retiree Medical And Life Insurance Coverage.............................25

6.3        VEBAs ..................................................................26

6.4        COBRA ..................................................................26

6.5        Matching Grant and Combined Appeal Programs.............................26

Article 7 Equity and Executive Compensation Programs...............................27

7.1        Equity Incentive Programs...............................................27

7.2        Discontinued Participation in ESPP......................................28

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
7.3        Deferred Compensation Plan..............................................29

7.4        Grantor Trusts..........................................................29

7.5        Cash Profit Sharing.....................................................30

7.6        Other Incentive Programs................................................30

Article 8 Miscellaneous............................................................31

8.1        Transfer of Records and Information ....................................31

8.2        Preservation of Rights to Amend or Terminate Plans......................31

8.3        Transition Services.....................................................32

8.4        Reimbursement...........................................................32

8.5        Clara Abbott Foundation.................................................32

8.6        Incorporation By Reference..............................................32

8.7        Limitation on Enforcement...............................................32

8.8        Assignability...........................................................32

8.9        Further Assurances and Consents.........................................33

8.10       Third Party Consent.....................................................33

8.11       Effect if Distribution Does not Occur...................................33

8.12       Disputes................................................................34

8.13       Schedules...............................................................34

8.14       Mutual Drafting.........................................................34

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                           EMPLOYEE BENEFITS AGREEMENT

     This Employee Benefits Agreement (this "Agreement") is made as of _____, 2004 by and among Abbott Laboratories ("Abbott"), Hospira, Inc. ("Hospira") and, solely for purposes of Sections 2.4, 8.7, and 8.8, TAP Pharmaceutical Products Inc. ("TAP").

                                   BACKGROUND

     Abbott and Hospira have entered into the Separation and Distribution Agreement (as defined herein) pursuant to which Abbott shall spin-off the Hospira Business (as defined herein). Abbott shall accomplish this spin-off by distributing all of the common stock of Hospira to the shareholders of Abbott as a dividend after Abbott contributes to Hospira the assets primarily associated with the Hospira Business and after Hospira assumes the liabilities primarily associated with the Hospira Business, all in accordance with the Separation and Distribution Agreement and agreements related thereto, including this Agreement. After the Distribution (as defined herein), Abbott and Hospira shall be separate and independent corporations.

     The employees of the Hospira Business are currently employed by the Abbott Group (as defined herein). The employees of the Hospira Business are expected to become employees of the Hospira Group (as defined herein) on or prior to the Distribution Date or with respect to certain employees outside of the United States, after the Distribution Date. This Agreement describes the employment and the employee benefit plan arrangements that shall apply to Transferred Employees (as defined herein). Additional information relating to agreements of Abbott and Hospira with respect to Transferred Employees are included in the Transition Services Agreements.

                                    AGREEMENT

                                    ARTICLE 1

                                   DEFINITIONS

     The following capitalized terms as used in this Agreement shall have the meaning set forth below unless otherwise specified herein:

                (a) "Abbott" shall have the meaning given it in the first sentence of this Agreement.

                (b) "Abbott ARP" shall mean the Abbott Laboratories Annuity Retirement Plan.

                (c) "Abbott Benefit Plan" shall mean each Benefit Plan established, maintained, or contributed to by the Abbott Group for the benefit of Transferred Employees.

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                (d)    "Abbott Compensation Committee" shall mean the
compensation committee of the board of directors of Abbott.

                (e) "Abbott DCP" shall mean the Abbott Laboratories Deferred Compensation Plan.

                (f) "Abbott ESPP" shall mean the Abbott Laboratories Affiliate Employee Stock Purchase Plan and any sub-plan established thereunder in accordance with the laws of any non-U.S. jurisdiction.

                (g) "Abbott Group" shall mean Abbott and its Subsidiaries (excluding any member of the Hospira Group after the Distribution) or, where the context requires, a company within the Abbott Group.

                (h) "Abbott KSP" shall mean the Abbott Laboratories 401(k) Supplemental Plan.

                (i) "Abbott OMPP" shall mean the Overseas Managers' Pension Plan of Abbott Laboratories.

                (j) "Abbott Option" shall mean an option to purchase one or more Abbott common shares granted under the Abbott Stock Programs.

                (k) "Abbott Retained Employee" shall mean any employee other than (i) a Transferred Employee or (ii) a Hospira Requested Employee.

                (l) "Abbott Retiree Life Plan" shall mean the Abbott Laboratories Retiree Life Plan.

                (m) "Abbott Retiree Medical Plan" shall mean the Abbott Laboratories Retiree Health Care Plan.

                (n) "Abbott SRP" shall mean the Abbott Laboratories Stock Retirement Plan (Part A).

                (o) "Abbott Stock Programs" shall mean, collectively, the Abbott Laboratories 1996 Incentive Stock Program, the Abbott Laboratories 1991 Incentive Stock Program, and any sub-plan established under those programs in accordance with the laws of any non-U.S. jurisdiction.

                (p) "Abbott Supplemental ARP" shall mean the Abbott Laboratories Supplemental Pension Plan.

                (q) "Abbott VEBAs" shall mean, collectively, the Abbott Laboratories Employee Benefit Trust, the Abbott Laboratories Health Care Trust, and the Abbott Laboratories Employees Insurance Trust.

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                (r)    "ABO Funded Ratio" shall have the meaning given it in
Section 4.1(c) of this Agreement.

                (s) "Allocated Employee Number" shall mean, with respect to any country identified on Schedule 1 hereto, the number of Employees shown on
Schedule 1 opposite that country's name as being the number of Employees to be transferred to the Hospira Group.

                (t) "Ashland 401(k) Plan" shall mean the Abbott Laboratories Ashland Union 401(k) Plan and Trust.

                (u) "Benefit Plan" shall mean, any employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control or termination pay, hospitalization or other medical, disability, life, or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement, or arrangement and each other employee benefit plan, program, agreement, or arrangement.

                (v) "COBRA" shall mean coverage required by Section 4980B of the Code and regulations thereunder or Section 601 et. seq. of ERISA.

                (w) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                (x) "Distribution" shall have the meaning given it in the Separation and Distribution Agreement.

                (y) "Distribution Date" shall have the meaning given it in the Separation and Distribution Agreement.

                (z) "Employee" shall mean any individual who is (i) identified or described on Schedule 2 hereto, (ii) a Post-Distribution Employee, or (iii) a Hospira Requested Employee.

                (aa) "Employment Taxes" shall mean withholding, payroll, social security, workers compensation, unemployment, and disability taxes imposed by any Tax Authority, and any interest, penalties, additions to tax, or additional amount with respect to the foregoing imposed on any taxpayer or consolidated, combined, or unitary group of taxpayers.

                (bb) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                (cc) "ESOP" shall mean an employee stock ownership plan, as defined in Section 407(d)(6) of ERISA and Section 4975(e)(7) of the Code.

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                (dd)   "Faultless Rubber Plan" shall mean the 1950 Pension Plan
of the Faultless Rubber Company and the Pension, Insurance and Severance Award Agreement.

                (ee) "Hospira" shall have the meaning given it in the first sentence of this Agreement.

                (ff) "Hospira ARP" shall mean the Abbott/Hospira Transitional Annuity Retirement Plan.

                (gg) "Hospira Benefit Plan" shall mean any Benefit Plan established, maintained, or contributed to by the Hospira Group.

                (hh) "Hospira Board" shall mean the board of directors of Hospira.

                (ii) "Hospira Business" shall have the meaning given it in the Separation and Distribution Agreement.

                (jj) "Hospira Canadian Pension Plan" shall mean a defined benefit pension plan established by the Hospira Group with respect to employees of Hospira residing in Canada.

                (kk) "Hospira Group" shall mean Hospira and its Subsidiaries or, where the context requires, a company within the Hospira Group.

                (ll) "Hospira KSP" shall mean the Hospira 401(k) Supplemental Plan.

                (mm) "Hospira Officer" shall mean each Transferred Employee who is a "reporting officer" under Rule 16a-1(f) under the Securities Exchange Act of 1934.

                (nn) "Hospira OMPP" shall mean the Overseas Managers' Pension Plan of Hospira, Inc.

                (oo) "Hospira Option" shall mean an option to purchase one or more shares of Hospira common stock granted under the Hospira SIP in connection with the cancellation of an Abbott Option.

                (pp) "Hospira Requested Employee" shall mean any employee of the Abbott Group who was hired or transferred to another work location or position by the Abbott Group prior to, on, or following the Distribution Date, at the written request of Hospira's Corporate Vice President of Human Resources, regardless of whether that employee becomes a Transferred Employee.

                (qq) "Hospira SIP" shall mean the Hospira 2004 Long-Term Stock Incentive Plan.

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                (rr)   "Hospira SRP" shall mean the Hospira 401(k) Retirement
Savings Plan.

                (ss) "Hospira Supplemental ARP" shall mean the Hospira Supplemental Pension Plan.

                (tt)   "Hospira VEBA" shall mean the Hospira Master Welfare
Trust.

                (uu) "KSP Transferred Employee" shall mean a U.S. Transferred Employee who participates in the Abbott KSP immediately prior to the Distribution Date.

                (vv) "Liabilities" shall have the meaning given it in the Separation and Distribution Agreement.

                (ww) "Non-U.S. Transferred Employee" shall mean a Transferred Employee who works primarily outside of the United States or who works primarily in Puerto Rico.

                (xx) "Post-Distribution Employee" shall mean each sales or marketing employee of the Abbott Group identified by Abbott and Hospira in accordance with Step 1 of the procedures described in Schedule 3 hereto.

                (yy) "Post-Distribution Transferred Employee" shall mean any Post-Distribution Employee who becomes a Transferred Employee after the Distribution Date but prior to the end of the Restricted Period.

                (zz) "QDRO" shall mean a qualified domestic relations order within the meaning of Section 206(d) of ERISA and Section 414(p) of the Code.

                (aaa) "Request End Date" shall mean, with respect to any Hospira Requested Employee, the earliest, if any, of the following dates: (i) the date on which Hospira provides notice to Abbott that Hospira does not intend to employ the Hospira Requested Employee, (ii) the date on which Hospira provides notice to Abbott that the Hospira Requested Employee has rejected an offer of employment with the Hospira Group, or (iii) the date following the expiration of the Restricted Period in the event that the Hospira Requested Employee remains employed by the Abbott Group on that date.

                (bbb) "Restricted Period" shall mean the period beginning on the Distribution and ending on the second anniversary thereof.

                (ccc) "Separation and Distribution Agreement" shall mean the Separation and Distribution Agreement by and between Abbott Laboratories and Hospira, Inc. dated _____________.

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                (ddd)  "Subsidiary" shall have the meaning given it in the
Separation and Distribution Agreement.

                (eee) "TAP" shall have the meaning given it in the first sentence of this Agreement.

                (fff) "Tax Authority" means, with respect to any Employment Tax, the governmental entity or political subdivision thereof that imposes such Employment Tax, and the agency (if any) charged with the collection of such Employment Tax for such entity or subdivision.

                (ggg) "Transfer Date" shall mean, as applicable: (i) with respect to each Transferred Employee (other than a Post-Distribution Transferred Employee or a Hospira Requested Employee), the Distribution Date; and (ii) with respect to each Post-Distribution Transferred Employee and each Hospira Requested Employee, the date on which such person becomes employed by the Hospira Group.

                (hhh) "Transferred Employee" shall mean an Employee who accepts an offer of employment with the Hospira Group or who continues in employment automatically by operation of law with the Hospira Group, in either case pursuant to Section 2.2 or 2.5 of this Agreement.

                (iii) "Transferred Expatriate Employee" shall mean each Employee identified on Schedule 4 hereto who becomes a Transferred Employee.

                (jjj) "Transition Period" shall mean the period beginning on the Distribution and ending on December 31, 2004.

                (kkk) "Transition Services Agreements" shall mean the transition services agreements and the transition marketing and distribution agreements that are entered into in connection with the Separation and Distribution Agreement between Abbott and Hospira.

                (lll) "U.S. Transferred Employee" shall mean a Transferred Employee who works primarily in the United States (other than a Transferred Employee who works in Puerto Rico).

                                    ARTICLE 2

                               GENERAL PRINCIPLES

          2.1   ALLOCATION OF LIABILITIES.

                (a) HOSPIRA LIABILITIES. Effective as of Distribution Date, and except as expressly provided in this Agreement, Hospira hereby assumes and agrees to pay, perform, fulfill and discharge all Liabilities to the extent relating to, arising out of, or resulting from:

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                       (i)    the employment of each Transferred Employee by the
     Abbott Group up to and including the Transfer Date and by the Hospira Group on and after the Transfer Date (including, in each case, all Liabilities relating to, arising out of, or resulting from Employment Taxes, any Abbott Benefit Plan or, on or after the Transfer Date, any Hospira Benefit Plan);

                       (ii) the transfer of any Transferred Employee's employment from the Abbott Group to the Hospira Group;

                       (iii) all Liabilities (including Liabilities with respect to employees, former employees and retirees) relating to, arising out of or resulting from the Faultless Rubber Plan and the Ashland 401(k) Plan.

                       (iv) the employment (or termination of employment) of any Hospira Requested Employee by the Abbott Group prior to, on, or after the Distribution Date (including all Liabilities to the extent relating to, arising out of, or resulting from Employment Taxes or any Abbott Benefit
     Plan) subject to Section 2.5(b) of this Agreement; and

                       (v) obligations, Liabilities and responsibilities expressly assumed by Hospira pursuant to this Agreement.

                (b) ABBOTT LIABILITIES. Effective as of the Distribution Date, and except as expressly provided in this Agreement, Abbott shall retain and hereby agrees to pay, perform, fulfill and discharge all Liabilities to the extent relating to, arising out of, or resulting from:

                       (i) the employment (or termination of employment) of each Abbott Retained Employee by the Abbott Group prior to, on, or after the Distribution Date (including all Liabilities to the extent relating to, arising out of, or resulting from Employment Taxes or any Abbott Benefit
     Plan);

                       (ii) the employment, whether prior to, on, or after the Distribution Date, by the Abbott Group of all persons who work or worked primarily in the United States (other than Puerto Rico) and who are deceased, retired, terminated, on pay continuation leave, or on medical leave of absence for more than one year (including all Liabilities to the extent relating to, arising out of, or resulting from Employment Taxes or any Abbott Benefit Plan);

                       (iii) medical and dental claims which are incurred by any U.S. Transferred Employee (or his or her beneficiaries) prior to the Transfer Date;

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                       (iv)   obligations, Liabilities and responsibilities
     under (A) the Abbott Retiree Medical Plan and the Abbott Retiree Life Plan for retirement eligible Transferred Employees (as more fully described in Section 6.2 of this Agreement), (B) the Abbott DCP (as more fully described in Section 7.3 of this Agreement), and (C) the grantor trusts of Transferred Employees (as more fully described in Section 7.4 of this Agreement); and

                       (v) obligations, Liabilities and responsibilities expressly retained by Abbott pursuant to this Agreement.

          2.2   EMPLOYMENT WITH HOSPIRA.

                (a) OFFERS OF EMPLOYMENT. As of the Distribution Date, the Hospira Group shall continue the employment (on a basis consistent with subsection (b) below) of each Employee (who is not a Post-Distribution Employee or a Hospira Requested Employee) in jurisdictions where employment continues automatically by operation of law, and shall offer to employ (on a basis consistent with subsection (b) below) each other Employee (who is not a Post-Distribution Employee or a Hospira Requested Employee), or as otherwise agreed by the parties. The parties acknowledge that the process of transferring Employees to the Hospira Group may, as agreed upon by the parties, in certain cases, begin prior to the Distribution Date. Abbott shall use commercially reasonable efforts to ensure that no Employee's transfer of employment to Hospira prior to the Distribution Date will cause a loss of coverage under any Abbott Benefit Plan prior to the Distribution Date.

          Post-Distribution Employees shall be offered employment by the Hospira Group, or shall continue to be employed by the Hospira Group, as the case may be, as determined by Abbott and Hospira in accordance with Section 2.5(a) of this Agreement and the procedures described in Schedule 3 hereto and effective at such time or times as determined in accordance with those procedures. To the extent any dispute arises pursuant to this paragraph, including with respect to the procedures described in that Schedule 3, that dispute shall be resolved by mutual written agreement between the Chief Executive Officers of Abbott and Hospira (or their designees).

          Hospira Requested Employees (who are not Post-Distribution Employees) shall be offered employment by the Hospira Group, or shall continue to be employed by the Hospira Group, as the case may be, as determined by Abbott and Hospira, subject to Section 2.5(b) of this Agreement.

                (b) COMPENSATION AND BENEFITS. Except as expressly provided in this Agreement, no Transferred Employee shall participate in the Abbott Benefit Plans following his or her Transfer Date. After the Transfer Date, the Hospira Group may provide compensation and benefits to a U.S. Transferred Employee or Transferred Expatriate Employee under any Hospira Benefit Plan. Except as expressly provided in this Agreement, during the Transition Period, the Hospira Group shall provide benefits (e.g., pension and welfare benefits) to each U.S. Transferred Employee and each

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Transferred Expatriate Employee that are substantially similar to the benefits provided to that U.S. Transferred Employee or Transferred Expatriate Employee immediately prior to the Transfer Date. During the Transition Period, the Hospira Group shall provide each U.S. Transferred Employee and each Transferred Expatriate Employee with base compensation (including salary and hourly rate) that is not less than the compensation provided to that U.S. Transferred Employee or Transferred Expatriate Employee immediately prior to the Transfer Date, provided, however, that the compensation of each Hospira Officer may be adjusted by the Hospira Board (or an appropriate committee thereof) without regard to the Hospira Officer's compensation immediately prior to the Transfer Date. During the Transition Period, the Hospira Group shall make all scheduled increases to any U.S. Transferred Employee's or Transferred Expatriate Employee's salary or hourly rate to the extent that the scheduled increase is not already reflected in any prior discretionary increase made by the Hospira Group to that salary or hourly rate. The Hospira Group shall not reduce any U.S. Transferred Employee's or Transferred Expatriate Employee's salary or hourly rate during the Transition Period other than: (i) the salaries of Hospira Officers as determined by the Hospira Board (or an appropriate committee thereof) or (ii) reductions corresponding to a change in the affected Transferred Employee's circumstances and made in the ordinary course of business (including, but not limited to, reductions in connection with shift changes, schedule changes, demotions, job changes and job performance). Nothing in the preceding sentence shall prevent the Hospira Group from terminating the employment of any U.S. Transferred Employee or Transferred Expatriate Employee, whether due to individual terminations of employment or reductions in force or otherwise, in all cases in compliance with applicable law.

          After expiration of the Transition Period, the Hospira Group may implement compensation and benefits for the U.S. Transferred Employees and Transferred Expatriate Employees as it deems appropriate; provided, however, that the Hospira Group shall repatriate a Transferred Expatriate Employee to his or her home or jurisdiction on terms no less favorable than the terms under the Transferred Expatriate Employee's written employment/expatriate agreement with Abbott as in effect immediately prior to the Transfer Date.

          The Hospira Group shall employ each Non-U.S. Transferred Employee (other than Transferred Expatriate Employees) on such terms and conditions as the Hospira Group deems necessary or advisable, except where otherwise required by local law.

                (c) SERVICE CREDIT. Except as expressly provided in this Agreement, during the Transition Period, for purposes of determining eligibility, vesting, accrued benefits, and benefit level, each of the Hospira Benefit Plans shall give U.S. Transferred Employees and Transferred Expatriate Employees credit for all service credited for those purposes by the comparable Abbott Benefit Plan as of the Transfer Date, except to the extent that this service credit would result in a duplication of benefits. For the avoidance of doubt, nothing in this Agreement shall require the Hospira Group to provide any U.S. Transferred Employee or Transferred Expatriate Employee with credit for his or her service with the Abbott Group (i) under any Hospira Benefit Plan after the

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Transition Period or (ii) under any Hospira Benefit Plan that does not have a comparable Abbott Benefit Plan during the Transition Period.

                (d) VACATION, HOLIDAYS AND LEAVES OF ABSENCE. In accordance with
Section 2.1(a)(i) of this Agreement, effective as of the Transfer Date, Hospira shall assume all Liabilities of the Abbott Group with respect to accrued vacation or leaves of absence, and required payments related thereto, for each Transferred Employee.

          Notwithstanding the foregoing, where (and only to the extent) required by applicable state law, the Abbott Group shall provide each U.S. Transferred Employee with the opportunity to elect to receive a payment of his or her accrued vacation as of the Transfer Date, the Abbott Group shall pay that accrued vacation to any such individual who elects to receive a payment and the Hospira Group shall not assume any accrued vacation or receive the accrual with respect to a U.S. Transferred Employee who elects a payment in accordance with the foregoing.

          During the Transition Period, the Hospira Group shall continue to apply the vacation, holiday and leave of absence policy or practice (whether or not legally required) applicable to each U.S. Transferred Employee and each Transferred Expatriate Employee immediately prior to the Transfer Date so that each U.S. Transferred Employee and each Transferred Expatriate Employee shall be entitled to use any vacation time or leave of absence, and/or receive any pay related thereto, to which that Employee would otherwise be entitled under the Abbott Benefit Plans related to vacation time or leave of absence as of the Transfer Date, taking into account, to the extent applicable, any reduction in vacation time for which any U.S. Transferred Employee has received a payment of accrued vacation as of the Transfer Date.

          Vacation, holiday and leave of absence policies for Transferred Employees for periods after the Transition Period shall be determined by Hospira in its sole discretion.

          2.3   ESTABLISHMENT OF HOSPIRA PLANS.

          Prior to the Distribution Date, Hospira shall adopt the following employee benefit plans and their related trusts: (a) the Hospira SIP, (b) the Hospira ARP, (c) the Hospira SRP, (d) the Hospira Health Care Plan, and (e) the Hospira Life Accident Plan. Hospira shall also adopt (i) the Hospira Supplemental ARP, (ii) the Hospira KSP, (iii) the Hospira Flexible Benefit Plan,
(iv) the Hospira Extended Disability Plan, and (v) the Hospira OMPP, none of which shall have a related trust unless Hospira elects, in its sole and absolute discretion, to establish a rabbi trust or other trust for any of those plans. During the Transition Period, each of the foregoing Hospira Benefit Plans, except as expressly provided in this Agreement, shall be substantially similar in all material respects to the corresponding Abbott Benefit Plan as in effect as of the Distribution Date. As more fully described in Articles 4, 5 and 6 or as otherwise mutually agreed upon by Abbott and Hospira from time to time, Abbott shall, or shall cause the applicable Abbott Benefit Plan's related trust to, transfer to the relevant Hospira Benefit Plan's related trust, amounts equal to trust assets, insurance reserves, and other related assets of each Abbott

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Benefit Plan's related trust relating to the Liabilities of such Abbott Benefit
Plan assumed by Hospira or such Hospira Benefit Plan. As more fully described in Articles 4, 5 and 6, or as otherwise mutually agreed upon by Abbott and Hospira from time to time, Hospira shall, or shall cause the relevant Hospira Benefit Plan to, assume the Liabilities of the corresponding Abbott Benefit Plan with respect to all benefits accrued under that Abbott Benefit Plan by Transferred Employees prior to the Transfer Date. Except as expressly provided in this Agreement, after the Transition Period, Hospira may modify or terminate any Hospira Benefit Plan, as it deems appropriate.

          Hospira shall cause the Hospira Benefit Plans to honor all plan elections made by Transferred Employees pursuant to corresponding Abbott Benefit Plans. Except as provided in this Agreement, Abbott and Hospira shall use commercially reasonable efforts to ensure that the Distribution and the transfer of any Transferred Employee's employment to the Hospira Group will not entitle that Transferred Employee to a distribution or payment of benefits under any Abbott Benefit Plan.

          2.4   RESTRICTIONS ON EMPLOYMENT.

          Hospira agrees that, during the Restricted Period and without the express written consent of Abbott or TAP, as applicable, it shall not, and shall not permit any of its Subsidiaries to, employ any person, other than a Transferred Employee, who is or was an employee of Abbott or TAP (or their respective Subsidiaries) and whose employment with Abbott and/or TAP (and/or their respective Subsidiaries) terminated at any time after August 22, 2003 and before the last day of the Restricted Period. Abbott and TAP each agree that, during the Restricted Period and without the express written consent of Hospira, each shall not, and shall not permit any of their respective Subsidiaries to, employ any person who is a Transferred Employee or any other person who becomes an employee of Hospira or any of its Subsidiaries prior to the expiration of the Restricted Period. The foregoing restrictions shall not apply to any person (other than a Post-Distribution Employee who rejects an offer of employment from the Hospira Group) whose employment with Hospira, Abbott or TAP (or their respective Subsidiaries), as applicable, terminates due to a job elimination or reduction in force.

          2.5 POST-DISTRIBUTION TRANSFERRED EMPLOYEES AND HOSPIRA REQUESTED EMPLOYEES.

                (a) TRANSFER DATE FOR POST-DISTRIBUTION TRANSFERRED EMPLOYEES. The Transfer Date of each Post-Distribution Transferred Employee shall be determined by Abbott and Hospira, provided that in no event shall the Transfer Date of any Post-Distribution Transferred Employee occur following the Restricted Period. Unless otherwise determined by Abbott and Hospira or otherwise required by local law, all Post-Distribution Transferred Employees and Hospira Requested Employees working primarily in the same country shall have the same Transfer Date.

                (b) HOSPIRA REQUESTED EMPLOYEES. As soon as practicable following the Request End Date of any Hospira Requested Employee, Abbott shall either terminate the employment of that Hospira Requested Employee or notify Hospira that the

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Abbott Group intends to continue to employ the Hospira Requested Employee following the Request End Date. Notwithstanding Section 2.1(a)(iv) of this Agreement, in the event that Abbott notifies Hospira that the Abbott Group will continue to employ a Hospira Requested Employee following Request End Date, Abbott shall retain all Liabilities relating to, arising out of, or resulting from the employment (or termination of employment) of that Hospira Requested Employee on and following the Request End Date, provided that Abbott and Hospira shall negotiate to apportion those Liabilities arising in part both before and after the Request End Date.

                                    ARTICLE 3

               COLLECTIVE BARGAINING AGREEMENTS AND UNION MATTERS

          Hospira shall assume all Liabilities with respect to or arising under any collective bargaining agreements with respect to U. S. Transferred Employees in Ashland, Ohio.

                                    ARTICLE 4

                U.S. QUALIFIED AND NON-QUALIFIED RETIREMENT PLANS

          4.1   ANNUITY RETIREMENT PLAN.

                (a) ESTABLISHMENT OF HOSPIRA ARP. Effective on or before the Distribution Date, Hospira shall establish the Hospira ARP, which, for the Transition Period, shall provide for a benefit formula that is substantially similar in all material respects to the benefit formula in effect under the Abbott ARP as of the Distribution Date. As soon as practicable after the Distribution Date and upon receipt by Abbott of (i) copies of the Hospira ARP;
(ii) copies of certified resolutions of the Hospira Board (or its authorized committee or other delegate) evidencing adoption of the Hospira ARP and the related trust(s) and the assumption by the Hospira ARP of the Liabilities set forth in Section 4.1(d) of this Agreement; and (iii) either (A) a favorable determination letter issued by the Internal Revenue Service with respect to the Hospira ARP and its related trust, or (B) an opinion of Hospira's counsel, which opinion is reasonably satisfactory to Abbott's counsel, with respect to the qualified status of the Hospira ARP under Section 401(a) of the Code and the tax-exempt status of its related trust under Section 501(a) of the Code, Abbott shall direct the trustee of the Abbott ARP to transfer from the trust(s) which forms a part of the Abbott ARP to the trust(s) which forms a part of the Hospira ARP the amounts described in Section 4.1(b) of this Agreement.

                (b) ERISA SECTION 4044 TRANSFER. The amount of assets to be transferred from the Abbott ARP to the Hospira ARP shall be determined as of the Distribution Date in accordance with Section 4044 of ERISA and shall comply in all respects with Sections 414(l) of the Code. Assumptions not specifically dictated by Section 4044 of ERISA shall be based on the assumptions used in the report prepared by Hewitt Associates entitled Actuarial Report Abbott Laboratories Annuity Retirement Plan as of January 1, 2003 (signed October
2003). The Hospira ARP shall receive a pro-rata share of any contributions made to the Abbott ARP after the Distribution Date but on behalf of the 2003 plan year. The pro-rata share of the contributions for the Hospira ARP shall be determined as if the 2003 plan year contribution had been part of the Abbott ARP's assets at the time the asset allocation was performed. The transfer amount described above shall be credited or debited, as applicable, with a pro rata share of the actual investment earnings or losses allocable to the transfer amount for the period between the Distribution Date and an assessment date set by Abbott that is no more than ten (10) days prior to the date upon which assets are actually transferred from the Abbott ARP to the Hospira ARP. During this time, benefits for U.S. Transferred Employees who terminate employment with the Hospira Group shall be paid from the Abbott ARP. The ultimate transfer amount shall be reduced by the amount of these benefits and credited or debited by the actual investment earnings or losses from the payment date to the assessment date set by Abbott above. In addition, during this time, Hospira will be responsible for a pro rata share of trustee and administration fees to the extent included in the Abbott ARP's trust expenses. The entries in the Abbott ARP funding standard account shall be divided between the two plans based on the guidance provided in Revenue Ruling 81-212.

                (c) ADDITIONAL TRANSFER. In addition to, and within sixty (60) days following, the transfer of assets from the Abbott ARP to the Hospira ARP described in Section 4.1(b) of this Agreement, Abbott shall pay Hospira an amount equal to that amount which, if contributed by Hospira to the Hospira ARP immediately following the transfer of assets required by Section 4.1(b) of this Agreement, would cause the ABO Funded Ratio of the Hospira ARP and the Abbott ARP to be equivalent as of the Distribution Date. With respect to a plan, the ABO Funded Ratio shall equal the fair market value of assets of that plan divided by the Accumulated Benefit Obligation of that plan, as determined under FAS 87. In calculating the ABO Funded Ratio, the assets for the Hospira ARP shall include the amount transferred directly from the Abbott ARP in accordance with Section 4.1(b) of this Agreement and the amount to be paid by Abbott in accordance with this Section 4.1(c). The pro-rata share of the 2003 plan year contributions assigned to the Abbott ARP in 4.1(b), that are contributed following the Distribution Date, shall be taken into account for purposes of calculating the ABO Funded Ratio of the Abbott ARP as of the Distribution Date as if those contributions had been part of the assets of the Abbott ARP on the Distribution Date. Similarly, the pro-rata share of the 2003 plan year contributions assigned to the Hospira ARP in Section 4.1(b) of this Agreement, that are contributed following the Distribution Date, shall be taken into account for purposes of calculating the ABO Funded Ratio of the Hospira ARP as of the Distribution Date as if those contributions had been part of the assets of the Hospira ARP on the Distribution Date. With the exception of the discount rate, the Accumulated Benefit Obligation shall be calculated using the assumptions and methodology used to calculate Abbott's December 31, 2003, FAS 87 disclosure information. The discount rate shall be determined as of the Distribution Date using Abbott's FAS 87 discount rate setting methodology consistent with Abbott's past practices. Hospira shall not be required to reimburse Abbott for any tax benefit received by Hospira with respect to any contribution to the Hospira ARP.

                (d) TRANSFERRED ARP LIABILITIES. As of the Distribution Date, Hospira shall cause the Hospira ARP to assume all Liabilities under the Abbott ARP for U.S. Transferred Employees (including Liabilities in respect of QDROs established in relation to U.S. Transferred Employees) and the Abbott ARP shall be relieved of all such Liabilities; provided, however that the Abbott ARP shall continue to pay benefits associated with those Liabilities until assets are transferred from the Abbott ARP to the Hospira ARP in accordance with this
Section 4.1.

                (e) HOSPIRA ARP DURING THE TRANSITION PERIOD. During the Transition Period (and thereafter to the extent required by applicable law), the Hospira ARP shall provide that:

                       (i) U.S. Transferred Employees shall (A) be eligible to participate in the Hospira ARP to the extent they were eligible to participate in the Abbott ARP as of the Distribution Date, and (B) receive credit for vesting, eligibility and benefit service for all service credited for those purposes under the Abbott ARP as of the Distribution Date as if that service had been rendered to Hospira;

                       (ii) the compensation paid by the Abbott Group to all U.S. Transferred Employees which is recognized under the Abbott ARP as of the Distribution Date shall be credited and recognized for all applicable purposes under the Hospira ARP as though it were compensation from the Hospira Group;

                       (iii) subject to applicable law, the accrued benefit of each U.S. Transferred Employee under the Abbott ARP as of the Distribution Date shall be paid under the Hospira ARP at the time and in a form that would have been permitted under the Abbott ARP as in effect as of the Distribution Date, with employment by the Abbott Group prior to the Distribution Date treated as employment by the Hospira Group under the Hospira ARP for purposes of determining eligibility for optional forms of benefit, early retirement benefits, or other benefit forms;

                       (iv) to the extent required by Section 411(d)(6) of the Code, any accrued benefit, early retirement benefit, retirement-type subsidy, or optional form of benefit provided under the Abbott ARP during the Transition Period shall be provided by the Hospira ARP with respect to each U.S. Transferred Employee's accrued benefit as of the Distribution Date and service with the Abbott Group (prior to the Distribution Date) and the Hospira Group during the Transition Period shall be recognized for purposes of determining eligibility to elect or to receive those benefits;

                       (v) all beneficiary designations in effect under the Abbott ARP as of the Distribution Date shall remain in effect after the Distribution Date under the Hospira ARP as if made under the Hospira

     ARP unless those designations are subsequently changed in accordance with the Hospira ARP; and

                       (vi) the Hospira ARP shall assume and honor the terms of all QDROs in effect under the Abbott ARP as of the Distribution Date with respect to U.S. Transferred Employees.

                (f) COMPOSITION OF ASSETS. The composition of the assets that will be transferred from the Abbott ARP to the Hospira ARP shall be mutually determined by the applicable fiduciaries of the Abbott ARP and Hospira ARP.

                (g) DETERMINATION LETTER REQUESTS. Hospira shall submit an application to the Internal Revenue Service as soon as practicable after the Distribution Date (but no later than the last day of the remedial amendment period as defined in applicable Code provisions) for a determination letter regarding the qualification of the Hospira ARP and the tax status of its related trust as of the Distribution Date and shall make any amendments reasonably requested by the Internal Revenue Service in order to receive a favorable determination letter regarding the Hospira ARP.

                (h) ABBOTT ARP AFTER DISTRIBUTION DATE. On and after the Distribution Date, no employees of the Hospira Group, including U.S. Transferred Employees, shall accrue any benefits under the Abbott ARP and their service with and compensation from the Hospira Group on or after that date shall be disregarded for all purposes of the Abbott ARP. Without limiting the generality of the foregoing, each U.S. Transferred Employee shall cease to be an active participant in the Abbott ARP effective as of the Distribution Date.

          4.2   STOCK RETIREMENT PLAN.

                (a) ESTABLISHMENT OF HOSPIRA SRP. Effective on or before the Distribution Date, Hospira shall establish the Hospira SRP. During the Transition Period, the terms of the Hospira SRP shall be substantially similar in all material respects to the terms of the Abbott SRP as of the Distribution Date; provided, however, that (i) the Hospira SRP shall not be required to be an ESOP or to contain an ESOP feature and (ii) the Hospira SRP shall not be required to make available an Abbott stock fund as an investment feature for contributions made under the Hospira SRP after the Distribution Date. On or prior to the Distribution Date, Hospira shall provide Abbott with (A) a copy of the Hospira SRP; (B) a copy of certified resolutions of Hospira's board of directors (or its authorized committee or other delegate) evidencing adoption of the Hospira SRP and the related trust(s) and the assumption by the Hospira SRP of the Liabilities set forth in Section 4.2(c) hereof; and (C) either (I) a favorable determination letter issued by the Internal Revenue Service with respect to the Hospira SRP and its related trust or (II) an opinion of Hospira's counsel, which opinion is reasonably satisfactory to Abbott's counsel, with respect to the qualified status of the Hospira SRP under Section 401(a) of the Code and the tax-exempt status of its related trust under Section 501(a) of the Code. As soon as practicable on or following the Distribution Date Abbott shall cause the trustee of the Abbott SRP to transfer from the trust(s) which forms a part of the Abbott SRP to the trust(s) which forms a part of the Hospira SRP the amounts described below.

                (b) TRANSFER OF ACCOUNT BALANCES. The amount to be transferred (in cash, Abbott common shares, shares of Hospira common stock, promissory notes evidencing outstanding loans to U.S. Transferred Employees and other assets or any combination thereof in cash or in kind, as instructed by the trustees of the Abbott SRP) from the Abbott SRP to the Hospira SRP shall equal the account balances of U.S. Transferred Employees (excluding account balances in respect of QDROs established in relation to U.S. Transferred Employees) under the Abbott SRP, determined as of the date of the transfer. Hospira shall cause the transferred amounts to be allocated among the U.S. Transferred Employees' accounts under the Hospira SRP and to such investment funds in the same manner in which those amounts were allocated under the Abbott SRP. Any asset and liability transfer pursuant to this Section 4.2 shall comply in all respects with Sections 414(l) and 411(d)(6) of the Code.

                (c) ASSUMED SRP LIABILITIES. As of the date of transfer of the assets described in Section 4.2(b) above, Hospira shall cause the Hospira SRP to assume all Liabilities for all accrued benefits under the Abbott SRP for the U.S. Transferred Employees (excluding Liabilities in respect of QDROs established in relation to U.S. Transferred Employees), and the Abbott SRP shall be relieved of all Liabilities for those benefits.

                (d) HOSPIRA SRP DURING THE TRANSITION PERIOD. During the Transition Period (and thereafter to the extent required by applicable law), the Hospira SRP shall provide that:

                       (i) U.S. Transferred Employees shall (A) be eligible to participate in the Hospira SRP to the extent they were eligible to participate in the Abbott SRP as of the Distribution Date, and (B) receive credit for vesting purposes for all service credited for that purpose under the Abbott SRP as of the Distribution Date as if that service had been rendered to Hospira;

                       (ii) the accrued benefit of each U.S. Transferred Employee under the Abbott SRP as of the date of the transfer of assets from the Abbott SRP (which accrued benefit shall be the U.S. Transferred Employee's account balance, including any outstanding promissory notes) shall be paid under the Hospira SRP at the time and in a form that would have been permitted under the Abbott SRP as of the Distribution Date; and

                       (iii) all elections and beneficiary designations in effect under the Abbott SRP as of the Distribution Date shall remain in effect after the Distribution Date under the Hospira SRP as if made under the Hospira SRP unless those elections or designations are subsequently changed in accordance with the Hospira SRP.

                (e) DETERMINATION LETTER REQUESTS. Hospira shall submit applications to the Internal Revenue Service as soon as practicable following the Distribution Date (but no later than the last day of the remedial amendment period as defined in applicable Code provisions) for a determination regarding the qualification of the Hospira SRP and the tax status of its related trust as of the Distribution Date and shall make any amendments reasonably requested by the Internal Revenue Service in order to receive a favorable determination letter regarding the Hospira SRP.

                (f) ABBOTT SRP AFTER DISTRIBUTION DATE. On and after the Distribution Date, no employees of the Hospira Group, including U.S. Transferred Employees, shall accrue any benefits under the Abbott SRP. Without limiting the generality of the foregoing, U.S. Transferred Employees shall cease to be active participants in the Abbott SRP effective as of the Distribution Date.

                (g) SRP FIDUCIARIES. For avoidance of doubt, for all periods after the Distribution Date, the parties agree that the applicable fiduciaries of each of the Abbott SRP and the Hospira SRP, respectively, shall have the sole authority with respect to the Abbott SRP and the Hospira SRP, respectively, to determine the investment alternatives, the terms and conditions with respect to those investment alternatives and such other matters as are within the scope of their duties under Section 404 of ERISA.

                (h) LOSS OF UNVESTED BENEFITS/DISTRIBUTIONS. For the avoidance of doubt, the transfer of any Transferred Employee's employment to the Hospira Group will not result in loss of that Transferred Employee's unvested benefits under the Abbott SRP or the Hospira SRP and no Transferred Employee shall be entitled to a distribution of his benefit under the Abbott SRP as a result of such transfer of employment.

                (i) ABBOTT SRP QDROS. The Abbott SRP shall retain and honor the terms of all QDROs in effect under the Abbott SRP as of the Distribution Date with respect to U.S. Transferred Employees.

          4.3   FAULTLESS RUBBER PLAN.

          Effective as of the Distribution Date, Hospira shall assume sponsorship of and all of Abbott's rights, powers, duties, obligations and Liabilities under and with respect to the Faultless Rubber Plan.

          4.4   ASHLAND 401(k) PLAN.

          Effective as of the Distribution Date, Hospira shall assume sponsorship of any and all of Abbott's rights, powers, duties, obligations and Liabilities under and with respect to the Ashland 401(k) Plan.

          4.5   SUPPLEMENTAL PENSION PLAN.

                (a) ESTABLISHMENT OF HOSPIRA SUPPLEMENTAL ARP. Effective on or before the Distribution Date, Hospira shall establish the Hospira Supplemental ARP which, for the Transition Period, shall be substantially similar in all material respects to the Abbott Supplemental ARP as of the Distribution Date; provided, however, that Hospira shall not be required to establish any grantor or other trusts to fund benefits under the Hospira Supplemental ARP.

                (b) ASSUMED SUPPLEMENTAL ARP LIABILITIES. Except as provided below, as of the Distribution Date, Hospira shall, and shall cause the Hospira Supplemental ARP to, assume all Liabilities for all accrued obligations under the Abbott Supplemental ARP for the benefits for U.S. Transferred Employees determined as of the Distribution Date, and Abbott and the Abbott Supplemental ARP shall be relieved of all Liabilities for those benefits. Notwithstanding the foregoing, the parties acknowledge that certain Liabilities of Hospira with respect to the Hospira Supplemental ARP shall be satisfied by Abbott, as described in Section 7.4 of this Agreement.

                (c) HOSPIRA SUPPLEMENTAL ARP DURING THE TRANSITION PERIOD. As of the Distribution Date, the Hospira Supplemental ARP shall provide that:

                       (i) U.S. Transferred Employees who are participants in the Hospira Supplemental ARP and whose benefits are transferred to the Hospira Supplemental ARP from the Abbott Supplemental ARP shall receive credit for vesting, eligibility and benefit service for all service credited for those purposes under the Abbott Supplemental ARP as of the Distribution Date as if that service had been rendered to Hospira;

                       (ii) the compensation paid by the Abbott Group to all U.S. Transferred Employees which was recognized under the Abbott Supplemental ARP as of the Distribution Date shall be credited and recognized for all applicable purposes under the Hospira Supplemental ARP as though it were compensation from the Hospira Group; and

                       (iii) the Hospira Supplemental ARP shall not be amended in any manner that would reduce the accrued benefit (including any early retirement subsidy) of any U.S. Transferred Employee.

                (d) ABBOTT SUPPLEMENTAL ARP AFTER DISTRIBUTION DATE. On and after the Distribution Date, no employees of the Hospira Group, including U.S. Transferred Employees, shall participate in or accrue any benefits under the Abbott Supplemental ARP. Without limiting the generality of the foregoing, U.S. Transferred Employees shall cease to participate in the Abbott Supplemental ARP effective as of the Distribution Date.

          4.6   ABBOTT SUPPLEMENTAL 401(k) PLAN.

                (a) ESTABLISHMENT OF HOSPIRA KSP. Effective on or before the Distribution Date, Hospira shall establish the Hospira KSP which, for the Transition Period, shall be substantially similar in all material respects to the Abbott KSP as of the Distribution Date; provided, however, that (i) Hospira may limit participation in the Hospira KSP to KSP Transferred Employees and (ii) Hospira shall not be required to establish any grantor or other trusts to fund benefits under the Hospira KSP.

                (b) ABBOTT KSP LIABILITIES. Except as expressly provided in
Section 4.6(c) of this Agreement, Abbott shall retain all Liabilities relating to, arising out of, or resulting from the Abbott KSP. As of the Distribution Date, Abbott shall take all action reasonably necessary to convert the Deferred Account (as defined in the Abbott KSP) of any KSP Transferred Employee into a Trust Account (as defined in the Abbott KSP). Except as expressly provided in
Section 4.6(c) of this Agreement, on and after the Distribution Date, no employees of the Hospira Group, including KSP Transferred Employees, shall participate in or accrue any benefits under the Abbott KSP.

                (c) HOSPIRA KSP BOOK ACCOUNTS. During the Transition Period, Hospira shall maintain an unfunded book account under the Hospira KSP for KSP Transferred Employees. Hospira shall credit those accounts with (i) the amounts deferred by KSP Transferred Employees into the Hospira KSP according to elections made by those KSP Transferred Employees plus (ii) any related employer matching contributions in relation to the amounts described in (i). In the absence of a new election made by KSP Transferred Employees under the Hospira KSP, Hospira shall honor the terms of elections made by KSP Transferred Employees under the Abbott KSP. As soon as practicable following the Transition Period, Hospira shall pay Abbott (or the trustee of the applicable KSP Transferred Employee's grantor trust) an amount equal to the aggregate balance of the book accounts described above and Abbott shall ensure that those amounts are allocated accordingly among the grantor trusts of those KSP Transferred Employees. Abbott shall maintain the grantor trusts in accordance with Section
7.4 of this Agreement.

                                    ARTICLE 5

                            NON-U.S. RETIREMENT PLANS

          5.1   CANADIAN PENSION PLAN.

          Effective on or before the Distribution Date, Hospira shall establish the Hospira Canadian Pension Plan the terms of which shall be substantially similar in all material respects to the terms of the Abbott Laboratories, Limited Retirement Income Plan as in effect immediately prior to the Distribution Date. For two (2) years following the Distribution Date, Hospira shall not materially amend the Hospira Canadian Pension Plan other than as required by applicable law. The assets and Liabilities determined as of the Distribution Date under the Abbott Laboratories, Limited Retirement Income Plan attributable to Non-U.S. Transferred Employees who are participants in that plan shall be transferred to the Hospira Canadian Pension Plan. The amount of assets and Liabilities subject to the transfer shall be calculated on a Projected Benefit Obligation basis, as determined under FAS 87, by Mercer Human Resource Consulting LLC, and the amount of the transfer and the terms and conditions of the transfer shall be approved by Abbott's Vice President, Compensation and Development and Hospira's Vice President of Compensation & Benefits. Abbott and Hospira agree to use commercially reasonable efforts to accomplish this transfer as soon as practicable following the Distribution Date and to cooperate with each other to make such filings and disclosures and obtain such approvals as may be deemed necessary or advisable.

          5.2   IRISH PENSION PLANS.

          The assets and Liabilities determined as of the Distribution Date under the Abbott Ireland Pension & Death Benefit Plan for Salaried Staff, Abbott Ireland Pension & Death Benefit Plan for Executive Staff, and Abbott Ireland Pension & Death Benefit Plan for Hourly Employees attributable to Non-U.S. Transferred Employees who are participants in those plans shall be transferred to defined benefit pension plans to be established by Hospira. The amount of assets and Liabilities subject to the transfer shall be calculated on an Accumulated Benefit Obligation basis, as determined under FAS 87, by the trustees of those plans, in consultation with Mercer Human Resources Consulting LTD, and the amount of the transfer and the terms and conditions of the transfer shall be approved by Abbott's Vice President, Compensation and Development and Hospira's Vice President of Compensation & Benefits. Abbott and Hospira agree to use commercially reasonable efforts to accomplish these transfers as soon as practicable following the Distribution Date and to cooperate with each other to make such filings and disclosures and obtain such approvals as may be deemed necessary or advisable.

          5.3   OVERSEAS MANAGERS' PENSION PLAN.

                (a) ESTABLISHMENT OF HOSPIRA OMPP. Effective on or before the Distribution Date, Hospira shall establish the Hospira OMPP which shall be substantially similar in all material respects to the Abbott OMPP as of the Distribution Date provided, however, that Hospira may limit participation in the Hospira OMPP to Transferred Employees who participated in the Abbott OMPP immediately prior to their Transfer Dates. Except as provided below, Hospira may amend the Hospira OMPP at any time following the Distribution Date, including during the Transition Period.

                (b) ASSUMED OMPP LIABILITIES. As of the Distribution Date, Hospira shall, and shall cause the Hospira OMPP to assume all Liabilities for all accrued obligations under the Abbott OMPP for the benefits for Non-U.S. Transferred Employees determined as of the Distribution Date, and Abbott and the Abbott OMPP shall be relieved of all Liabilities for those benefits.

                (c) HOSPIRA OMPP AS OF DISTRIBUTION DATE. As of the Distribution Date, the Hospira OMPP shall provide that:

                       (i) Non-U.S. Transferred Employees who are participants in the Hospira OMPP and whose benefits are transferred to the Hospira OMPP from the Abbott OMPP shall receive credit for vesting, eligibility and benefit service for all service credited for those purposes under the Abbott OMPP as of the Distribution Date as if that service had been rendered to Hospira;

                       (ii) the compensation paid by the Abbott Group to all Non-U.S. Transferred Employees which was recognized under the Abbott OMPP as of the Distribution Date shall be credited and recognized for all applicable purposes under the Hospira OMPP as though it were compensation from the Hospira Group; and

                       (iii) the Hospira OMPP shall not be amended in any manner that would reduce the accrued benefit (including any early retirement subsidy) of any Non-U.S. Transferred Employee.

                (d) ABBOTT OMPP AFTER DISTRIBUTION DATE. On and after the Distribution Date, no employees of Hospira, including Non-U.S. Transferred Employees, shall participate in or accrue any benefits under the Abbott OMPP. Without limiting the generality of the foregoing, Non-U.S. Transferred Employees shall cease to participate in the Abbott OMPP effective as of the Distribution Date.

          5.4 OTHER NON-U.S. RETIREMENT PLANS. If Hospira assumes any Liabilities with respect to Non-U.S. Transferred Employees under an Abbott Benefit Plan which is a defined benefit pension plan, and such Liabilities are not otherwise addressed in this Article 5, then Abbott's Vice President, Compensation and Development and Hospira's Vice President of Compensation and Benefits shall mutually agree as to the amount, if any, of the assets to be transferred by the Abbott Group (or the relevant Abbott Benefit Plan) to the Hospira Group (or the relevant Hospira Benefit Plan) with respect to such Liabilities.

                                    ARTICLE 6

                        WELFARE AND FRINGE BENEFIT PLANS

          6.1   SEVERANCE COMPENSATION AND BENEFITS.

          In accordance with Section 2.1 of this Agreement, Hospira shall be responsible for any and all Liabilities to, or relating to, Transferred Employees relating to severance and unemployment compensation and benefits and, except as expressly provided below, Abbott shall be responsible for any and all Liabilities to, or relating to, Abbott Retained Employees relating to severance and unemployment compensation and benefits. Notwithstanding the foregoing, in the event that, with respect to any country, (a) the number of Post-Distribution Transferred Employees in that country at the conclusion of Abbott's provision of transitional services in that country is less than the

Allocated Employee Number for that country and (b) Abbott reasonably concludes that it must layoff Post-Distribution Employees in that country as a result of the Hospira Group's failure to employ a number of Post-Distribution Employees in that country equal to the Allocated Employee Number, then, subject to the following sentence, Hospira shall reimburse Abbott for the costs associated with those layoffs. Notwithstanding the foregoing, Hospira shall not be required to reimburse Abbott for a number of layoffs in any country greater than (i) the Allocated Employee Number for that country less (ii) the sum of (x) the number of Post-Distribution Transferred Employees in that country and (y) the number of Post-Distribution Employees in that country (other than Post-Distribution Transferred Employees) to whom Hospira makes an offer of employment that includes cash and long-term incentive compensation equivalent to that provided to the Post-Distribution Employee by the Abbott Group.

          6.2   RETIREE MEDICAL AND LIFE INSURANCE COVERAGE.

                (a) ABBOTT HEALTHCARE AND LIFE INSURANCE COVERAGE. Abbott shall extend post-retirement healthcare and life insurance coverage under the Abbott Retiree Medical Plan and the Abbott Retiree Life Plan to each U.S. Transferred Employee (including any of his or her eligible dependents) who, as of the Distribution Date, is eligible to retire under the Abbott ARP. Any U.S. Transferred Employee who is eligible to elect coverage (or any eligible dependent who is eligible to elect coverage) under the Abbott Retiree Medical Plan and Abbott Retiree Life Plan shall be entitled to elect to begin that coverage as of any date elected by that U.S. Transferred Employee that is after the Distribution Date and on or after his or her termination of employment (for any reason) with the Hospira Group. Any post-retirement healthcare and life insurance coverage provided to U.S. Transferred Employees (and his or her dependents) shall be subject in all respects to the terms and conditions of the Abbott Retiree Medical Plan and Abbott Retiree Life Plan as in effect from time to time. Abbott shall be solely liable for any such post-retirement healthcare and life insurance coverage.

                (b) ABBOTT COVERAGE REQUIREMENTS. Abbott expressly reserves the right to amend, alter, modify or terminate the terms of the Abbott Retiree Medical Plan and/or the Abbott Retiree Life Plan, as the case may be, at any time and to interpret the provisions of those plans with respect to its employees, U.S. Transferred Employees and all of its other former employees and their respective dependents; provided, however, that Abbott agrees that any amendments, alterations, modifications, or terminations with respect to those plans shall be applied in a consistent manner to Abbott retirees and U.S. Transferred Employees who are eligible for coverage under those plans. Abbott shall not be responsible or otherwise liable for the provision of post-retirement healthcare and life insurance coverage to any U.S. Transferred Employees other than as expressly provided in this Section 6.2. Only service and compensation with the Abbott Group prior to the Distribution Date shall be taken into account for all purposes of the Abbott Retiree Health Plan and the Abbott Retiree Life Plan, including, but not limited to, for purposes of determining contribution levels.

                (c) HOSPIRA HEALTHCARE AND LIFE INSURANCE COVERAGE. Nothing in this Agreement shall require Hospira to establish or maintain any post-termination

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healthcare and life insurance coverage for any person, except as required by
COBRA or other applicable law.

          6.3   VEBAs.

          Effective as of the Distribution Date, Hospira shall establish the Hospira VEBA and shall take all actions reasonably necessary to ensure that the Hospira VEBA satisfies the requirements of Section 501(c)(9) of the Code and is exempt from tax under Section 501(a) of the Code, including, but not limited to, filing any required determination letter filing with the Internal Revenue Service. Effective as of the Distribution Date, after making appropriate adjustment for any incurred but not reported claims payable from the Abbott VEBAs, Abbott shall cause each of the Abbott VEBAs to transfer to the Hospira VEBA any remaining assets and reserves under the Abbott VEBAs which are attributable to contributions by U.S. Transferred Employees. Abbott and Hospira shall each take any and all actions as they deem necessary or appropriate to ensure that the transfer of assets and reserves from the Abbott VEBAs to the Hospira VEBA does not result in any adverse tax consequences to any of the Abbott VEBAs or the Hospira VEBA, Abbott, Hospira, or any participants or beneficiaries under the Abbott VEBAs or the Hospira VEBA. Abbott and Hospira shall cooperate with each other to effect the provisions of this Section 6.3.

          6.4   COBRA.

          Effective as of the Distribution Date, Hospira shall assume all obligations for providing COBRA coverage to U.S. Transferred Employees (and their eligible dependents), regardless of whether the qualifying event giving rise to that coverage occurred prior to, on, or after the Distribution Date.

          6.5   MATCHING GRANT AND COMBINED APPEAL PROGRAMS.

                (a) MATCHING GRANT PROGRAM. Abbott shall retain all Liabilities with respect to the Abbott Laboratories Matching Grant Program. Abbott shall match all eligible contributions and grants made by each U.S. Transferred Employee prior to the Distribution Date, in accordance with the terms of the Abbott Laboratories Matching Grant Program. Hospira shall not be required to maintain a matching contribution program following the Distribution Date.

                (b) COMBINED APPEAL PROGRAM. Hospira shall establish a Combined Appeal Program with terms that are substantially similar to the terms of Abbott's Combined Appeal Program as of the Distribution Date. Absent a new election by a U.S. Transferred Employee under Hospira's Combined Appeal Program, Hospira shall honor elections made by U.S. Transferred Employees pursuant to Abbott's Combined Appeal Program. Hospira shall not be required to maintain a Combined Appeal Program following the Transition Period.

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                                    ARTICLE 7

                   EQUITY AND EXECUTIVE COMPENSATION PROGRAMS

          7.1   EQUITY INCENTIVE PROGRAMS.

                (a) TREATMENT OF ABBOTT OPTIONS/NON-RETIREMENT ELIGIBLE. Subject to Sections 7.1(c) and (d) of this Agreement, as of the Distribution Date, (i) Abbott shall cancel, as of the Distribution Date, each Abbott Option held by a Transferred Employee who is not eligible to retire under the Abbott ARP or any other Abbott retirement plan designated by Abbott as of the Distribution Date (where that retirement eligibility shall be determined by Abbott in its sole discretion as of the Distribution Date, based on the terms and conditions of the Abbott ARP or such other retirement plan covering the applicable Transferred Employee, as applicable) and which is outstanding immediately prior to the Distribution Date (whether or not then exercisable), and (ii) Hospira shall grant each such Transferred Employee a Hospira Option in respect of such cancelled Abbott Option.

          The number of covered shares and the exercise price of the Hospira Options shall reflect the Distribution and preserve the corresponding Abbott Option's intrinsic value as of the Distribution Date, that value being equal to
(A) the difference between the fair market value of a share of Abbott common stock at the last closing price prior to the Distribution less that Abbott Option's exercise price per share, multiplied by (B) the number of shares subject to that Abbott Option. Each Hospira Option shall maintain the same ratio between the exercise price per share and the fair market value per share as reflected in the respective Abbott Option being cancelled. The exercise price and number of shares subject to a Hospira Option granted in respect of the cancelled Abbott Option shall be determined in accordance with Section 424 of the Code so as to retain, where applicable and possible, the tax and accounting treatment of each such Abbott Option.

          The Hospira Options shall contain substantially similar terms and conditions as the Abbott Options for which they were substituted. On or prior to the Distribution Date, Abbott and Hospira shall take such actions necessary to effectuate the foregoing, including compliance with securities laws and other legal requirements associated with the grant of stock options in the affected non-U.S. jurisdictions. Abbott agrees to assist and facilitate the adoption and approval of the Hospira SIP in order to maximize the possible tax benefits to Hospira consistent with the requirements of Treasury Regulation Section 1.162-27(f)(4)(iii).

                (b) TREATMENT OF ABBOTT OPTIONS/RETIREMENT ELIGIBLE. With respect to each Abbott Option which is held by a Transferred Employee eligible to retire under the Abbott ARP or another Abbott retirement plan as of the Distribution Date (where that retirement eligibility shall be determined by Abbott in its sole discretion as of the Distribution Date, based on the terms and conditions of the ARP or such other retirement plan covering the applicable Transferred Employee, as applicable) and which is outstanding immediately prior to the Distribution Date (whether or not then exercisable), the Abbott Compensation Committee shall take the necessary actions on or prior to the Distribution Date to provide, solely for purposes of the Abbott Stock Programs, that a retirement eligible Transferred Employee's separation from employment with Abbott to be employed with Hospira, under the provisions of this Agreement, shall be treated as a retirement from an Abbott retirement plan for purposes of the Abbott Stock Programs. The Abbott Compensation Committee shall make adjustments to Options held by a retirement eligible Transferred Employee in accordance with the terms of the Abbott Stock Programs as it deems necessary and/or appropriate to reflect the spin-off of the Hospira Business.

                (c) ABBOTT OPTIONS IN CERTAIN NON-U.S. JURISDICTIONS. Notwithstanding the provisions of Section 7.1(a) of this Agreement, Abbott and Hospira may mutually agree, in their sole discretion, not to cancel an Abbott Option and grant a corresponding Hospira Option in non-U.S. jurisdictions where those actions will create or trigger adverse legal, accounting or tax consequences for either Abbott, Hospira, and/or the affected Non-U.S. Transferred Employees. In such circumstances, the Abbott Options of the affected Non-U.S. Transferred Employees shall terminate in accordance with the terms of the Abbott Stock Programs and the underlying option agreement and Hospira shall equitably compensate the affected Non-U.S. Transferred Employees in an alternate manner determined by Hospira in its sole discretion.

                (d) TREATMENT OF ABBOTT OPTIONS/POST-DISTRIBUTION TRANSFERRED EMPLOYEES. Notwithstanding the provisions of Section 7.1(a) of this Agreement, each Abbott Option held by a Post-Distribution Transferred Employee or a Hospira Requested Employee who is not eligible to retire under the Abbott ARP or any other Abbott retirement plan designated by Abbott as of his or her Transfer Date (where that retirement eligibility shall be determined by Abbott in its sole discretion as of that Transfer Date, based on the terms and conditions of the ARP or such other retirement plan covering that Employee, as applicable) and which is outstanding immediately prior to that Transfer Date shall terminate in accordance with the terms of the Abbott Stock Programs and the underlying option agreement and Hospira shall equitably compensate that Employee in an alternate manner determined by Hospira in its sole discretion.

                (e) RESTRICTED STOCK. The Abbott Compensation Committee shall take the necessary actions on or prior to the Distribution Date to cause the lapse of Restrictions (as defined in the applicable award agreements) with respect to all Abbott restricted stock granted under the Abbott Stock Programs held by each Transferred Employee (retirement eligible and non-retirement eligible) as of the Distribution Date.

          7.2   DISCONTINUED PARTICIPATION IN ESPP.

          As of the Distribution Date, each Non-U.S. Transferred Employee (other than a Post-Distribution Transferred Employee or Hospira Requested Employee) who participates in the Abbott ESPP shall cease participation in the Abbott ESPP and shall have his or her payroll deductions refunded by the Abbott Group as soon as administratively practicable in accordance with the terms of the Abbott ESPP. As of the Transfer Date, each Post-Distribution Transferred Employee or Hospira Requested

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

Employee who participates in the Abbott ESPP shall cease participation in the Abbott ESPP and shall have his or her payroll deductions refunded by the Abbott Group as soon as administratively practicable in accordance with the terms of the Abbott ESPP.

          7.3   DEFERRED COMPENSATION PLAN.

          Abbott shall retain all Liabilities relating to, arising out of, or resulting from the Abbott DCP. Prior to ______, 2004 (or such later date as Abbott may determine, but in no event later than the Distribution Date), Abbott shall amend the Abbott DCP to provide that each Employee shall make an election, prior to ______, 2004 (or such later date as Abbott may determine, but in no event later than the Distribution Date) to either (i) treat that Employee's commencement of employment with the Hospira Group as a 'termination of employment' (as defined in the Abbott DCP) with Abbott, provided that that Employee remains an employee of the Abbott Group through the date immediately prior to the Distribution Date or (ii) treat that Employee's continuation of employment with the Hospira Group as if it was a continuation of employment with the Abbott Group solely for purposes of distribution of benefits (and not continued contributions). Those U.S. Transferred Employees who participate in the Abbott DCP and who do not timely execute an election shall be treated as having made an election pursuant to (ii) above. In the event that a Transferred Employee makes an election pursuant to (i) above, distributions from the Abbott DCP shall not begin any sooner than one (1) year following that Transferred Employee's Transfer Date. Hospira agrees that it shall provide written notice to Abbott of the subsequent termination of employment of a Transferred Employee who makes an election pursuant to (ii) above, in order for Abbott to carry out its obligations hereunder. With respect to any Transferred Employee who makes an election pursuant to (ii) above, subsequent termination of employment from the Hospira Group shall have the same effect under the Abbott DCP as a termination of employment from the Abbott Group. No deferrals shall be made under the Abbott DCP in respect of Transferred Employees with respect of any period following the Distribution Date.

          7.4   GRANTOR TRUSTS.

                (a) GRANTOR TRUST PAYMENT ELECTION. On or prior to the Distribution Date, Abbott shall solicit from each U.S. Transferred Employee, who has a grantor trust that was created pursuant to an Abbott Benefit Plan, a newly completed Grantor Trust Payment Election form for each such trust. The new forms shall acknowledge that continued employment with the Hospira Group shall have the same effect as continued employment with the Abbott Group with respect to the determination of the settlement date under those trusts. Hospira agrees that it shall provide written notice to Abbott of the subsequent termination of employment of a U.S. Transferred Employee with a grantor trust subject to this
Section 7.4, in order for Abbott to carry out its obligations hereunder and under the grantor trust. Abbott agrees that it shall, as administrator of the applicable trusts, inform the trustee of the grantor trusts of the proper settlement dates, when they occur, based on those U.S. Transferred Employees' continued employment with, and subsequent termination from, Hospira. A subsequent termination of employment from the Hospira Group shall have the same effect under the terms of the grantor trusts as a termination of employment from the Abbott Group.

                (b) MAINTENANCE OF GRANTOR TRUSTS. Abbott will retain the Liabilities associated with the Abbott Supplemental ARP for U.S. Transferred Employees who have grantor trusts. Abbott shall continue to be obligated to maintain all U.S. Transferred Employee's grantor trusts which were created pursuant to any Abbott Benefit Plan and shall continue to make annual contributions as may be required pursuant to the terms and conditions of those grantor trusts. Abbott shall treat any contributions relating to services provided during the Transition Period that are made into the applicable grantor trusts (either by Abbott or Hospira) the same as contributions relating to services provided prior to the Distribution Date which were made into the trusts by Abbott.

                (c) NECESSARY ACTIONS. Abbott shall take all commercially reasonable actions deemed necessary to give effect to this Section 7.4, including, but not limited to, amending the grantor trusts or any related Abbott Benefit Plan.

                (d) HOSPIRA CONTRIBUTIONS. Hospira shall be obligated to make contributions to the applicable grantor trusts with respect to any amounts earned for services rendered to the Hospira Group during the Transition Period, whether those amounts are paid directly to the trustee for the applicable grantor trusts or to Abbott for contributions into the applicable grantor trusts, at the same time and in the same manner, as contributions are made by Abbott with respect to any amounts earned for services rendered to Abbott prior to the Distribution Date.

          7.5   CASH PROFIT SHARING.

          Each U.S. Transferred Employee who participated in the Abbott Cash Profit Sharing Plan immediately prior to the Distribution Date and who remains employed by the Hospira Group after the Distribution Date and through November 15, 2004, shall be entitled to receive from Hospira a cash payment for the 2004 plan year ending September 30, 2004 based on the same percentage of eligible earnings used under the Abbott Cash Profit Sharing Plan for such plan year. The terms and conditions of payments to be made by Hospira pursuant to this Section
7.5 shall be substantially similar in all material respects to those that applied under the Abbott Cash Profit Sharing Plan as in effect on the Distribution Date. Hospira shall make all determinations of payments under this
Section 7.5 and shall be solely responsible for all payments to or with respect to U.S. Transferred Employees hereunder. Hospira shall have no obligation to provide any cash profit sharing plan in respect of periods following September 30, 2004.

          7.6   OTHER INCENTIVE PROGRAMS.

          During the Transition Period, Hospira shall provide U.S. Transferred Employees with Hospira cash incentive programs (other than the Abbott Cash Profit Sharing Plan, the treatment of which is addressed in Section 7.5 above) on terms and conditions which are substantially similar in all material respects to the terms and conditions of the cash incentive programs provided to those U.S. Transferred Employees

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

on the Distribution Date; provided, however that, after the Distribution Date, Hospira may change the performance metrics and criteria to reflect its incentive strategies. All payments to U.S. Transferred Employees under the cash incentive programs described in this Section 7.6 shall be made at such times as prescribed by those programs. Hospira shall make in its sole discretion all determinations of payments under the cash incentive programs described in this Section 7.6 with respect to U.S. Transferred Employees and shall be solely responsible for all payments to or with respect to U.S. Transferred Employees hereunder. Hospira shall have no obligation to continue any cash incentive program following the Transition Period.

                                    ARTICLE 8

                                  MISCELLANEOUS

          8.1   TRANSFER OF RECORDS AND INFORMATION.

          Subject to applicable law, Abbott shall transfer to Hospira any and all employment records and information (including, but not limited to, any Form W-2 or other Internal Revenue Service forms) with respect to Transferred Employees and other records reasonably required by Hospira to enable Hospira to properly carry out its obligations under this Agreement. Such transfer of records and information shall generally occur as soon as administratively practicable following (a) the date hereof or (b) with respect to records and information that are relevant to services provided in the Transition Services Agreements, the date upon which the provision of those services terminates. After the transfer of those records to Hospira, Hospira shall permit Abbott to have reasonable access to such records and such information, each as set forth in Article VI of the Separation and Distribution Agreement.

          8.2   PRESERVATION OF RIGHTS TO AMEND OR TERMINATE PLANS.

          Nothing in this Agreement shall be construed as a limitation on the right of the Abbott Group or the Hospira Group to amend or terminate any Benefit Plan so long as that amendment or termination is not contrary to this Agreement. In addition, nothing in this Agreement shall be construed as a limitation on the right of the Abbott Group or the Hospira Group to amend any Benefit Plan to conform to requirements of applicable law or the provisions of a collective bargaining agreement, including any changes that are effective during the Transition Period.

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          8.3   TRANSITION SERVICES.

          Except as otherwise provided in the Transition Services Agreements or as otherwise expressly provided herein, neither party shall have any responsibility for providing services to the other party with respect to employee or Benefit Plan matters after the Distribution Date.

          8.4   REIMBURSEMENT.

          Abbott and Hospira acknowledge that the Abbott Group, on the one hand, and the Hospira Group, on the other hand, may incur costs and expenses (including, without limitation, contributions to Benefit Plans and the payment of insurance premiums) which are, as set forth in this Agreement, the responsibility of the other party. Accordingly, Abbott and Hospira agree to reimburse each other, as soon as practicable but in any event within thirty (30) days of receipt from the other party of appropriate verification, for all such costs and expenses.

          8.5   CLARA ABBOTT FOUNDATION.

          For purposes of clarification, no reference to benefits or Benefit Plan contained in this Agreement shall include or affect the benefits and services provided to employees or retirees of the Abbott Group by the Clara Abbott Foundation.

          8.6   INCORPORATION BY REFERENCE.

          The following sections of the Separation and Distribution Agreement are hereby incorporated into this Agreement by reference: Section 9.01. Counterparts; Entire Agreement; Corporate Power; Facsimile Signatures, Section
9.02. Governing Law, Section 9.04. Third Party Beneficiaries, Section 9.05. Notices, Section 9.06. Severability, Section 9.07. Force Majeure, Section 9.08. Responsibility for Expenses, Section 9.09. Headings, Section 9.10. Survival of Covenants, Section 9.12. Waivers of Default, and Section 9.13. Amendments.

          8.7   LIMITATION ON ENFORCEMENT.

          This Agreement is an agreement solely between Abbott and Hospira and, to the extent applicable, TAP. Nothing in this Agreement, whether express or implied, confers upon any employee of the Abbott Group, the Hospira Group, TAP, any Employee, any beneficiary of an Employee, any former employee of the Abbott Group or TAP or any other person, any rights or remedies, including, but not limited to any right to (a) employment or recall; (b) continued employment or continued service for any specified period; or (c) claim any particular compensation, benefit or aggregation of benefits, of any kind or nature.

          8.8   ASSIGNABILITY.

          This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however,

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

that no party hereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other parties hereto. Notwithstanding the foregoing, this Agreement will be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all of the Assets (as defined in the Separation and Distribution Agreement) of a party hereto so long as the resulting, surviving or transferee Person (as defined in the Separation and Distribution Agreement) assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other parties hereto.

          8.9   FURTHER ASSURANCES AND CONSENTS.

          In addition to the actions specifically provided elsewhere in this Agreement, each of the parties hereto shall use commercially reasonable efforts to (a) execute and deliver such further instruments and documents and take such other actions as the other party may reasonably request in order to effectuate the purposes of this Agreement and carry out the terms hereof; (b) take or cause to be taken, all actions and do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using commercially reasonable efforts to obtain any consent and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement; provided that no party hereto shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom those consents, approvals and amendments are required or to take any action or omit to take any action if the taking or the omission to take action would be unreasonably burdensome to the party or the business thereof.

          8.10  THIRD PARTY CONSENT.

          If the obligation of any party under this Agreement is dependent on the consent of a third party, such as a vendor or insurance company, and that consent is withheld, Abbott and Hospira shall use commercially reasonable efforts to implement the applicable provisions of this Agreement to the fullest extent practicable. If any provision of this Agreement cannot be implemented due to the failure of a third party to consent, Abbott and Hospira shall negotiate in good faith to implement the provision in a mutually satisfactory manner, taking into account the original purposes of the provision in light of the Distribution and communications to affected Transferred Employees.

          8.11  EFFECT IF DISTRIBUTION DOES NOT OCCUR.

          If the Distribution does not occur, then all actions and events that are to be taken under this Agreement as of the Distribution Date or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically provided by Abbott.

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          8.12  DISPUTES.

          Abbott and Hospira agree to use commercially reasonable efforts to resolve in an amicable manner any and all controversies, disputes and claims between them arising out of or related in any way to this Agreement. Abbott and Hospira agree that any controversy, dispute or claim (whether arising in contract, tort or otherwise) arising out of or related in any way to this Agreement, which cannot be amicably resolved informally will be resolved pursuant to the alternative dispute resolution procedures set forth in Article VII of the Separation and Distribution Agreement and the Master ADR Agreement attached hereto as Schedule 5.

          8.13  SCHEDULES.

          As of the Distribution Date, the parties shall update Schedules 2 and 4 to this Agreement.

          8.14  MUTUAL DRAFTING.

          This Agreement will be deemed to be the joint work product of the parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

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

          The parties have caused this Agreement to be signed by their authorized representatives as of the Distribution Date.

HOSPIRA, INC.                                    ABBOTT LABORATORIES


BY                                               BY
  ----------------------------                     -----------------------------


TITLE                                            TITLE
     -------------------------                        --------------------------


SOLELY FOR PURPOSES OF SECTIONS 2.4, 8.7, AND 8.8

TAP PHARMACEUTICAL PRODUCTS INC.

BY
  ----------------------------

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